Exhibit 107

Calculation of Filing Fee Tables

F-3/A (Pre-effective Amendment to Form F-1 on Form F-3)

(Form Type)

Ucommune International Ltd

 (Exact Name of Registrant as Specified in its Charter)

N/A

(Translation of Registrant’s Name into English)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(*)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Class A ordinary shares, par value US$0.0001 per share, issuable upon exercise of a series A warrant(i)(n)	457(g)	8,750,000(i)(n)	0.30(i)(n)	2,625,000(i)(n)	0.0000927	243.34 (i)(n)
	Equity	Class A ordinary shares, par value US$0.0001 per share, issuable upon exercise of a series C warrant(p)	457(g)	43,750,000(ii)(p)	0.3(ii)(p)	13,125,000(ii)(p)	0.0000927	1,216.69 (ii)(p)
Fees Previously Paid	Equity	Class A ordinary shares, par value US$0.0001 per share(a)	457(c), 457(p)	6,030,670(a)	2.22(a)	13,388,087 (a)	0.0001091	1,460.64 (a)
	Equity	Class A ordinary shares, par value US$0.0001 per share, issuable upon exercise of the warrants(b)	457(g), 457(p)	2,336,612(b)	11.50(b)	26,871,038(b)	0.0001091	2,931.63 (b)
	Equity	Class A ordinary shares, par value US$0.0001 per share, issuable upon exercise of warrants(c)	457(g), 457(p)	5,679,011(c)	4.05(c)	22,999,995(c)	0.0001091	2,509.30(c)
	Equity	Class A ordinary shares, par value US$0.0001 per share, underlying the unit purchase options(d)	457(c), 457(p)	333,002(d)	2.22(d)	739,264(d)	0.0001091	80.65(d)
	Other	Warrants to purchase Class A ordinary shares, par value US$0.0001 per share, underlying the unit purchase options(e)	457(g)	333,002(e)	⸻(e)	⸻(e)	⸻	⸻(e)
	Equity	Class A ordinary shares, par value US$0.0001 per share, issuable upon exercise of warrants underlying the unit purchase options(f)	457(g), 457(p)	166,501(f)	3.05(f)	507,828(f)	0.0001091	55.40(f)
	Other	Rights to convert to Class A ordinary shares, par value US$0.0001 per share, underlying the unit purchase options(g)	457(g)	333,002(g)	⸻(g)	⸻(g)	⸻	⸻(g)
	Equity	Class A ordinary shares, par value US$0.0001 per share, issuable upon conversion of the rights underlying the unit purchase options(h)	457(c), 457(p)	33,300(h)	2.22(h)	73,926(h)	0.0001091	8.07(h)
	Equity	Class A ordinary shares, par value US$0.0001 per share(i)	457(c)	2,000,000(i)	2.22(i)	4,440,000(i)	0.0001091	484.40(i)
	Equity	Class A ordinary shares, par value US$0.0001 per share(j)	457(c)	1,795,500(j)	2.22(j)	3,986,010(j)	0.0001091(j)	434.87(j)
	Equity	Class A ordinary shares, par value US$0.0001 per share(k)	457(c)	20,000(k)	0.66(k)	13,200(k)	0.0001091	1.22(k)
	Equity	Class A ordinary shares, par value US$0.0001 per share(l)	457(c)	11,617,509(l)	2.22(l)	25,790,870(l)	0.0001091	2,813.78(l)
	Equity	Class A ordinary shares, par value US$0.0001 per share, issuable upon conversion of the debenture, including interest accrued thereon that may be paid in shares(m)	457(c)	13,700,000(m)	0.43(m)	5,891,000(m)	0.0000927	546.10(m)
	Equity	Class A ordinary shares, par value US$0.0001 per share, issuable upon exercise of a series A warrant(n)	457(g)	3,750,000 (n)	4.05(n)	15,187,500(n)	0.0000927	1,407.88(n)
	Equity	Class A ordinary shares, par value US$0.0001 per share, issuable upon exercise of a series B warrant(o)	457(g)	62,500,000(o)	0.216(o)	13,500,000(o)	0.0000927	1,251.45(o)
	Equity	Class A ordinary shares, par value US$0.0001 per share, issuable upon exercise of a series C warrant(p)	457(g)	18,750,000 (p)	4.05(p)	75,937,500(p)	0.0000927	7,039.41(p)
Carry Forward Securities
Carry Forward Securities	N/A
	Total Offering Amounts					225,076,218		22,484.84
	Total Fees Previously Paid							13,979.11
	Total Fee Offsets							7,045.69
	Net Fee Due							1,460.03

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	Ucommune International Ltd	F-1(a)	333-254442	March 18, 2021(a)		1,460.64	Equity	Class A ordinary shares, par value US$0.0001 per share(a)	6,030,670(a)	13,388,087(a)
	Ucommune International Ltd	F-1(d)	333-254442	March 18, 2021(d)		80.65(d)	Equity	Class A ordinary shares, par value US$0.0001 per share, underlying the unit purchase options(d)	333,002(d)	739,264(d)
	Ucommune International Ltd	F-1(h)	333-254442	March 18, 2021(h)		8.07(h)	Equity	Class A ordinary shares, par value US$0.0001 per share, issuable upon conversion of the rights underlying the unit purchase options(h)	33,300(h)	73,926(h)
Fee Offset Sources	Ucommune International Ltd	F-1(a)(d)(h)	333-254442		March 18, 2021						7,757.56

Fee Offset Claims	Ucommune International Ltd	F-4(b)	333-248191	August 20, 2020(b)		2,931.63	Equity	Class A ordinary shares, par value US$0.0001 per share, issuable upon exercise of the warrants(b)	2,336,612(b)	26,871,038(b)
	Ucommune International Ltd	F-4(f)	333-248191	August 20, 2020(f)		55.40(f)	Equity	Class A ordinary shares, par value US$0.0001 per share, issuable upon exercise of warrants underlying the unit purchase options(f)	166,501(f)	507,828(f)
Fee Offset Sources	Ucommune International Ltd	F-4(b)(f)	333-248191		August 20, 2020						105,598.99

Fee Offset Claims	Ucommune International Ltd	F-1(c)	333-252271	January 20, 2021(c)		2,509.30(c)	Equity	Class A ordinary shares, par value US$0.0001 per share, issuable upon exercise of warrants(c)	5,679,011(c)	22,999,995(c)
Fee Offset Sources	Ucommune International Ltd	F-1(c)	333-252271		January 28, 2021						5,018.60

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A

Notes:

*	Pursuant to Rule 416 under the Securities Act, this registration statement also registers such indeterminate number of additional Class A ordinary shares, or Class A ordinary shares as may become issuable upon exercise of the warrants, UPOs (as defined below), UPO Warrants (as defined below), a Series A Warrant (as defined below), a Series B Warrant (as defined below) and a Series C Warrant (as defined below) or upon conversion of UPO Rights (as defined below) and a Debenture (as defined below), as may be adjusted as a result of stock splits, stock dividends, recapitalizations or other similar transactions.

Notes with respect to “Fees to Be Paid” in Table I:

(i)	Represents additional Class A ordinary shares issuable upon exercise of Series A Warrant that was not previously registered. The shares issuable upon exercise of the Series A Warrant is subject to the conversion price of the Debenture, which was adjusted to be the Floor Price (as defined below) on May 13, 2022. The “Proposed Maximum Offering Price Per Unit” and “Maximum Aggregate Offering Price” are estimated solely for the purpose of calculating the registration fee, calculated pursuant to Rule 457(g) under the Securities Act, based on the exercise price of the warrants.

(ii)	Represents additional Class A ordinary shares issuable upon exercise of Series C Warrant that was not previously registered. The shares issuable upon exercise of the Series C Warrant is subject to the conversion price of the Debenture, which was adjusted to be the Floor Price on May 13, 2022. The “Proposed Maximum Offering Price Per Unit” and “Maximum Aggregate Offering Price” are estimated solely for the purpose of calculating the registration fee, calculated pursuant to Rule 457(g) under the Securities Act, based on the exercise price of the warrants.

Notes with respect to “Fees Previously Paid” in Table I and Rule 457(p) in Table II:

(a)	Represents the Class A ordinary shares issued to certain investors in private placements in connection with the registrant’s business combination which the registrant consummated on November 17, 2020 (the “Business Combination”). The “Proposed Maximum Offering Price Per Unit” and “Maximum Aggregate Offering Price” are estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Class A ordinary shares on The Nasdaq Capital Market on June 30, 2021, in accordance with Rule 457(c) of the Securities Act. Pursuant to Rule 457(p) under the Securities Act, the registration fee (which was paid), relating to the unsold securities previously registered under Form F-1 registration statement (file no. 333-254442) (the “March 2021 Form F-1”) publicly filed with the SEC on March 18, 2021, declared effective on March 22, 2021 and withdrawn on July 2, 2021, is being offset against the total registration fee currently due for this registration statement.

(b)	Represents the Class A ordinary shares that may be issued upon exercise of the warrants, with each warrant exercisable for one-half (½) of one Class A ordinary share, subject to adjustment, for an exercise price of US$11.50 per full share. The warrants expire on November 17, 2025. The “Proposed Maximum Offering Price Per Unit” and “Maximum Aggregate Offering Price” are estimated solely for the purpose of calculating the registration fee, calculated pursuant to Rule 457(g) under the Securities Act, based on the exercise price of the warrants. Pursuant to Rule 457(p) under the Securities Act, the registration fee (which was paid) relating to the unsold securities previously registered under the registrant’s registration statement under Form F-4 (File No. 333-248191), initially filed with the SEC on August 20, 2020 and as amended on September 22, 2020, October 15, 2020 and October 30, 2020 and declared effective on November 5, 2020 (the “F-4 Registration Statement”), is being offset against the total registration fee currently due for this registration statement. The offering that included the unsold securities under such registration statement was completed.

(c)	Represents the Class A ordinary shares that may be issued upon exercise of the warrants, with each warrant exercisable for one Class A ordinary share, subject to adjustment, for an exercise price of US$4.05 per full share. The warrants expire on February 2, 2026. The “Proposed Maximum Offering Price Per Unit” and “Maximum Aggregate Offering Price” are estimated solely for the purpose of calculating the registration fee, calculated pursuant to Rule 457(g) under the Securities Act, based on the exercise price of the warrants. Pursuant to Rule 457(p) under the Securities Act, the registration fee (which was paid) relating to the unsold securities previously registered under the registrant’s registration statement under Form F-1 (File No. 333-252271), initially filed with the SEC on January 20, 2021 and as amended on January 26, 2021 and January 28, 2021 and declared effective on January 28, 2021, is being offset against the total registration fee currently due for this registration statement. The offering that included the unsold securities under such registration statement was completed.

(d)	Underlying the unit purchase options (the “UPOs”) issued in connection with the Business Combination to purchase the registant’s units at the exercise price of US$3.05 per unit. The UPOs will expire on August 2, 2024. Each unit consists of one Class A ordinary share, one warrant (“UPO Warrant”) and one right (“UPO Right”). Each UPO Warrant is exercisable to purchase one-half of one Class A ordinary share at an exercise price of US$3.05 per whole share, and each UPO Right will convert into one-tenth (1/10) of one Class A ordinary share, subject to adjustment. The “Proposed Maximum Offering Price Per Unit” and “Maximum Aggregate Offering Price” are estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Class A ordinary shares on The Nasdaq Capital Market on June 30, 2021, in accordance with Rule 457(c) of the Securities Act. Pursuant to Rule 457(p) under the Securities Act, the registration fee (which was paid), relating to the unsold securities previously registered under the March 2021 Form F-1 (file no. 333-254442), is being offset against the total registration fee currently due for this registration statement. The registration that included the unsold securities under such registration statement was withdrawn.

(e)	Underlying the UPOs. Pursuant to Rule 457(g) under the Securities Act of 1933, no separate registration fee is required for the warrants registered hereby.

(f)	Underlying the UPOs. Calculated pursuant to Rule 457(g) under the Securities Act, based on the exercise price of the warrants. Pursuant to Rule 457(p) under the Securities Act, the registration fee (which was paid) relating to the unsold securities previously registered under the F-4 Registration Statement (File No. 333-248191) is being offset against the total registration fee currently due for this registration statement. The offering that included the unsold securities under such registration statement was completed.

(g)	Underlying the UPOs. Pursuant to Rule 457(g) under the Securities Act of 1933, no separate registration fee is required for the rights registered hereby.

(h)	Underlying the UPOs. The “Proposed Maximum Offering Price Per Unit” and “Maximum Aggregate Offering Price” are estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Class A ordinary shares on The Nasdaq Capital Market on June 30, 2021, in accordance with Rule 457(c) of the Securities Act. Pursuant to Rule 457(p) under the Securities Act, the registration fee (which was paid), relating to the unsold securities previously registered under the March 2021 Form F-1 (file no. 333-254442), is being offset against the total registration fee currently due for this registration statement. The registration that included the unsold securities under such registration statement was withdrawn.

(i)	Represents Class A ordinary shares issued by the registrant on May 25, 2021 to certain investors as the earn-out payments pursuant to the merger agreement dated June 29, 2020 in connection with the Business Combination. The “Proposed Maximum Offering Price Per Unit” and “Maximum Aggregate Offering Price” are estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Class A ordinary shares on The Nasdaq Capital Market on June 30, 2021, in accordance with Rule 457(c) of the Securities Act. The registration fee (which was previously paid) relating to the securities previously registered under the Amendment No. 1 to Form F-1 registration statement (File No. 333-257664) filed with the SEC on July 2, 2021 (the “July 2021 F-1”), is being offset against the total registration fee currently due for this registration statement.

(j)	Represents Class A ordinary shares issuable by the registrant to, for resale by, certain grantees of the registrant’s share incentive plans upon their exercise of options to purchase Class A ordinary shares. The “Proposed Maximum Offering Price Per Unit” and “Maximum Aggregate Offering Price” are estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Class A ordinary shares on The Nasdaq Capital Market on June 30, 2021, in accordance with Rule 457(c) of the Securities Act. The registration fee (which was previously paid) relating to the securities previously registered under the July 2021 F-1 (File No. 333-257664) is being offset against the total registration fee currently due for this registration statement.

(k)	Represents Class A ordinary shares issuable by the registrant to, for resale by, certain grantees of the registrant’s share incentive plans upon their exercise of options to purchase Class A ordinary shares. The “Proposed Maximum Offering Price Per Unit” and “Maximum Aggregate Offering Price” are estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Class A ordinary shares on The Nasdaq Capital Market on January 24, 2022, in accordance with Rule 457(c) of the Securities Act. The registration fee (which was previously paid) relating to the securities previously registered under the Amendment No. 4 to July 2021 F-1 (File No. 333-257664) filed on January 27, 2022 is being offset against the total registration fee currently due for this registration statement.

(l)	Represents Class A ordinary shares issued by the registrant to, for resale by, certain former Ucommune Group Holdings shareholders, some of whom are the registrant’s current affiliates. The “Proposed Maximum Offering Price Per Unit” and “Maximum Aggregate Offering Price” are estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Class A ordinary shares on The Nasdaq Capital Market on June 30, 2021, in accordance with Rule 457(c) of the Securities Act. The registration fee (which was paid) relating to the securities previously registered under the July 2021 F-1 (File No. 333-257664) is being offset against the total registration fee currently due for this registration statement.

(m)	Represents Class A ordinary shares issuable by the registrant to, for resale by, an investor upon conversion of the registrant’s US$3,000,000 principal sum 8% senior convertible debenture due January 25, 2023 (the “Debenture”), including interest accrued on the principal sum of US$3,000,000 that may be paid in shares (which is 12% per annum if the accrued interest in paid in the registrant’s Class A ordinary shares), at a conversion floor price of US$0.30 per share (the “Floor Price”). The registrant issued the Debenture to such investor on January 26, 2022 pursuant to the securities purchase agreement (the “January 2022 Securities Purchase Agreement”) and the Debenture, both dated January 26, 2022, in a private placement (the “January 2022 Private Placement”). The “Proposed Maximum Offering Price Per Unit” and “Maximum Aggregate Offering Price” are estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Class A ordinary shares on The Nasdaq Capital Market on March 7, 2022, in accordance with Rule 457(c) of the Securities Act. The registration fee (which was previously paid) relating to the securities previously registered under the Amendment No. 5 to Form F-1 on Form F-3 (File No. 333-257664) filed on March 11, 2022 is being offset against the total registration fee currently due for this registration statement.

(n)	Represents Class A ordinary shares issuable by the registrant to, for resale by, an investor upon exercise of a series A purchase warrant (the “Series A Warrant”) which exercise price was adjusted from the initial exercise price of US$4.05 per Class A ordinary share to be the Floor Price per Class A ordinary share on May 13, 2022, is exercisable immediately and expires on January 26, 2029. The registrant issued the Series A Warrant to such investor on January 26, 2022 in the January 2022 Private Placement pursuant to the January 2022 Securities Purchase Agreement and the Series A Warrant dated January 26, 2022. The “Proposed Maximum Offering Price Per Unit” and “Maximum Aggregate Offering Price” are estimated solely for the purpose of calculating the registration fee, calculated pursuant to Rule 457(g) under the Securities Act, based on the exercise price of the warrants. The registration fee (which was previously paid) relating to the securities previously registered under the Amendment No. 5 to Form F-1 on Form F-3 (File No. 333-257664) filed on March 11, 2022 is being offset against the total registration fee currently due for this registration statement.

(o)	Represents Class A ordinary shares (assuming an exercise price equal to the Floor Price of US$0.30 per 1.25 Class A ordinary shares) issuable by the registrant to, for resale by, an investor upon exercise of a series B purchase warrant (the “Series B Warrant”). The Series B Warrant has an initial exercise price of US$1.00 per 1.25 Class A ordinary shares which was adjusted to be the Floor Price per 1.25 Class A ordinary share on May 13, 2022, subject to a 10% deduction from the aggregate exercise price upon exercise, and is exercisable immediately and expires on the twelve month anniversary of the date that the registration statement of which this prospectus forms a part has been declared effective by the SEC (the “Effective Date”). The registrant issued the Series B Warrant to such investor on January 26, 2022 in the January 2022 Private Placement pursuant to the January 2022 Securities Purchase Agreement and the Series B Warrant dated January 26, 2022. The “Proposed Maximum Offering Price Per Unit” and “Maximum Aggregate Offering Price” are estimated solely for the purpose of calculating the registration fee, calculated pursuant to Rule 457(g) under the Securities Act, based on the exercise price of the warrants, assuming an exercise price equal to the Floor Price and reflecting the 10% deduction. The registration fee (which was previously paid) relating to the securities previously registered under the Amendment No. 5 to Form F-1 on Form F-3 (File No. 333-257664) filed on March 11, 2022 is being offset against the total registration fee currently due for this registration statement.

(p)	Represents Class A ordinary shares issuable by the registrant to, for resale by, an investor upon exercise of a series C purchase warrant (the “Series C Warrant”), which exercise price was adjusted from the initial exercise price of US$4.05 per Class A ordinary share to be the Floor Price per Class A ordinary share on May 13, 2022. 50% of Series C Warrant shall vest upon issuance, and 50% of the Series C Warrant shall vest proportionately based on the number of Series B Warrants exercised. The Series C Warrant shall expire on the seven year anniversary of Effective Date. The registrant issued the Series C Warrant to such investor on January 26, 2022 in the January 2022 Private Placement pursuant to the January 2022 Securities Purchase Agreement and the Series C Warrant dated January 26, 2022. The “Proposed Maximum Offering Price Per Unit” and “Maximum Aggregate Offering Price” are estimated solely for the purpose of calculating the registration fee, calculated pursuant to Rule 457(g) under the Securities Act, based on the exercise price of the warrants. The registration fee (which was previously paid) relating to the securities previously registered under the Amendment No. 5 to Form F-1 on Form F-3 (File No. 333-257664) filed on March 11, 2022 is being offset against the total registration fee currently due for this registration statement.